AGENCY AGREEMENT
 Ildiko Rozsa

AGENCY AGREEMENT

Entered into by and between
name:	Vidatech Technológiai Kutató, Fejlesztő és Szolgáltató Kft.
head office:	H-1095 Budapest, Soroksári út 94-96.
company registration No.:	01-09-870107
tax No.:	13727626-2-43
bank account No.:	10104167-57302700-01000003
represented by:	Viktor Rozsnyay
as Principal (hereinafter: „Principal”), on the one hand,
and
name:	RIBZ Plus Tanácsadó Kft.
head office:	1066 Budapest, Teréz krt. 22.
company registration No.:	01-09-880262
tax No.:	13926791-2-42
bank account No.:	10918001-00000036-62070000
as Agent (hereinafter: „Agent”), on the other hand, (referred to hereinafter collectively as „Contracting Parties”)
at the place and date stated below, under the following terms and conditions:

§ 1
JOB
1.1.	The Principal employs the Agent as Finance Manager / Chief Financial Officer.

1.2. The Principal entrusts the Agent, with the contents and under the conditions set forth in this Agreement, with the performance of the tasks set forth in this Agreement and the Agent declares that it accepts the agency and will perform the tasks set forth in this Agreement at a high standard expectable of it.

1.3.	The Agent will execute the task set forth in Clause 1.1 with the personal contribution of RÓZSA Ildikó.
1.4.
The Agent declares that both the company and the person appointed for the fulfilment of the agency have all capabilities and experience necessary for the performance of the tasks expected of them by the Principal with regard to the subject-matter of this Agreement.

1.5.	The activity of the Agent includes particularly the fulfilment of the following tasks:
Performance of data supply tasks relating to the activity of the business association, performance of controlling and evaluation tasks.

The detailed description of the tasks belonging to the job of the Agent is contained in the Job Description attached to this Agreement. The Job Description forms the inseparable part of this Agreement (Annex No. 1).

1.6.
Over and above the sphere of cooperation set forth in Clause 1.1 both the Principal and the Agent may act freely, independently of each other, but their market activities shall be led by loyalty towards each other, complying with the ethical norms of the profession.

§ 2
TERM OF THE AGREEMENT
 2.1. The Contracting Parties conclude the agency for an indefinite period of time.
 2.2. The commencement of the agency is the commencement of the activity of the Agent, i.e.:
•	24 October 2007

§ 3
REMUNERATION
3.1.	HUF 20,000 + VAT / hour, say Twenty thousand Forints + VAT / hour, monthly settlement of accounts on the basis of appropriated hours.
The fee includes the direct costs of the Agent.
The Agent is entitled to cost refund in connection with the performance of the agency, over and above the fee of agency.
The Principal shall pay the fee within 10 days reckoned from the receipt by the Principal of an invoice, submitted on the basis of settlement of accounts approved after the performance of the task.

§ 4
PLACE OF THE PERFORMANCE OF WORK
The Agent may perform the work at a place other than the head office of the Principal. The Agent agrees that, according to the characteristics of the job, it shall also perform work at head office of the Principal.

§ 5
TERMINATION
●	by both parties, by a 30-day written notice
●	with common consent
The Agent agrees to return to the company all documents relating to the agency, taken over or handled by it or by the person appointed to the fulfilment of the agency and to hand over to the eventual recipient the information relating to the performance of its tasks at the day of the termination of the agency.

§ 6
EXERCISE OF AGENT’S RIGHTS
The assignment of agent’s rights is not allowed.

§ 7
CONFIDENTIALITY
The Agent shall keep the business secrets becoming known to it during the term of or in connection with the agency without any limitation in time. All facts, data, information or solutions related to the economic activity of the Principal shall qualify as business secret, the confidentiality of which is in the economic or other interests to be appreciated of the Principal. The Agent acknowledges that the violation of its aforementioned obligation may serve as basis for its civil law or penal law responsibility, over and above the agency agreement.

§ 8
APPLICABLE LAW
In the issues not regulated in this Agreement the provisions of the Civil Code, as well as of other Hungarian legal rules in force from time to time shall be governing.

§ 9
INVALID PROVISIONS
If any provision of this Agreement is or becomes invalid, this shall not affect the validity of the other provisions, save for the case, if the Contracting Parties had not entered into the Agreement without such invalid provision. In the event of partial invalidity the statutory provisions relating to contracts of agency shall be applicable mutatis mutandis.

§ 10
AMENDMENT to the Agency Agreement
The amendment to this Agreement is only valid in writing. Oral agreements are invalid.

§ 11
GENERAL PROVISIONS

11.1. This Agreement was prepared in 2 counterparts. Annex No. 1 to the Agreement forms the inseparable part of the Agreement.

11.2. This Agreement was prepared in the Hungarian language. Hungarian is the governing language of the Agreement.

Budapest, 24 October 2007

/s/ Ildiko Rozsa	/s/ Viktor Rozsnyay
Agent	President & CEO
Power of the Dream Ventures, Inc.

Annex No. 1

AGENCY AGREEMENT

Finance Manager / Chief Financial Officer

JOB DESCRIPTION

Job Description

Name:
•	RÓZSA Ildikó

Job:
•	Finance Manager / Chief Financial Officer

Direct superior:
•	President & CEO / Vice President & Secretary

Direct subordinate:
•	Chief Accountant
•	Chief accountants of affiliates

Her managerial tasks:
•	Perform the supervision of the economic branches of the group of companies.
•	Enforce the objectives and plan tasks, relating to the economic branch, of the Company.
•	Perform the aim-setting, planning, organisational, managing, controlling and evaluation tasks related to the activity of the economic branch.
•	Secure the work conditions and operation of the economic branch, develop an operational information system.
•	Draft, systematise and hand out the tasks.
•	Manage the (financial and workforce) resources of the economic branch.
•	Determine jobs, elaborate headcount standards.
•	Develop the division of work best suitable for the fulfilment of tasks, harmonise part tasks, regulate the operations.
•	Elaborate the incentive system of the economic branch.
•	Reveal the operational deficiencies of the economic branch, improve the working method, secure the ability of development.
•	Execute the tasks, relating to the economic field, of the Company’s human policy.
•	Evaluate the work of the subordinates.
•	Develop her qualifications and management methods.

Her professional tasks:
•	The Finance Manager checks the economic, financial, accounting and HR work of the Company
•	Promote the economical operation of the Company and the efficient utilisation of the assets thereof, create the conditions necessary for it.
•	Elaborate the planning and checking system of the Group, evaluate the operations and improve them on a continuous basis.
•	Responsible for the integrity of accountancy regulations and check the observation and application thereof.
•	Responsible for the application and causing to observe the Accounting Policy of the company.
•	Participate in the development of various reports, system of accounts and chart of accounts.
•	Organise the monthly and quarterly US closings.
•	Organise the annual Hungarian closing.
•	Organise and execute the annual audit within the Group.
•	Contact person for the management of the company in taxation and accounting issues.
•	Responsible for checking the cash in hand and bank booking.
•	Responsible for the development, introduction of and causing to observe the unified Money Handling Regulations.
•	Responsible for checking the preparation of monthly tax returns.
•	Responsible for the minimisation of taxation problems by revealing the deficiencies, strive for the elimination of such deficiencies.
•	Responsible for the performance of consolidation at the level of PDV both towards the owner and the SEC.
•	Responsible for the preparation of the quarterly reports of the companies according to the international rules and for the conduction of the relevant audit.
•	Responsible for the application and observation of the US GAAP Accounting Policies of the companies.
•
Responsible for the preparation of the Balance Sheet, Profit and Loss Account and Cash Flow Statement according to the international rules. Also the preparation of the Complementary Annex [Notes] belongs to her responsibility.

•	Manage the planning activity, prepare business plans.
•	Monitor and evaluate the fulfilment of the plans.
•	Prepare evaluation on the economic efficiency of the totality of the group of companies and of the individual business fields.
•	Organise, manage and control the economic, financial, accounting and labour law activities of the group of companies.
•	Develop the accounting information system of the group of companies, supervision of compliance with discipline regarding the handling of accounting certificates and vouchers.
•	Prepare the annual accounts, compiling the business report for the members’ meeting.
•	Participate in the elaboration of development objectives.
•	Ensure steadily the financial balance of the Group, prepare liquidity plans, monitor and evaluate the implementation.
•	Organise and control the cash flow, arrange bank and credit matters.
•	Manage the performance of obligations towards the state budget and the procedures of tax return, tax payment and tax reclaiming.
•	Control the cost management, elaborate a cost accounting system.
•	Provide for the collection of customer receivables and for the fulfilment of suppliers’ payables.
•	Provide for the adaptation to the group of companies of the Labour Code and other labour law provisions and for the fulfilment of the relevant tasks.

She decides on:
•	The development and regulation of the economic, financial, accounting and HR processes, as well as the information system of the group of companies.
•	Collecting customer debts.
•	Execution tasks of the financial field.
•	The matters of corporate signature referred to her competence.
•	The employer’s rights referred to her competence.

She prepares decisions on:
•	Granting and withdrawal of the right of remittance.
•	The annual business plan of the Group.
•	The incentive system of the Company.
•	Concluding contracts.
•	Raising credits.

She is responsible for the following:
•	Observation of and causing to observe the provisions regulating the tasks and operations of the economic branch
•	Observation of and causing to observe the work discipline, discipline regarding the handling of accounting certificates and vouchers and the deadlines of the performance of tasks.
•	Workmanlike fulfilment of and causing to fulfil the work task, genuineness and accuracy of information supplies.
•	Causing the employees to understand, observe and execute the laws, other legal rules and internal regulations relating to her special field.
•	Success of the work of the economic branch, high-standard and effective fulfilment of the tasks referred to the scope of activities.
•	Ensuring cooperation among the organisational units subject to her management.
•	Enforcement of the interests of the company.
•	Keeping and causing to keep the business secret, observation of security measures.
•	Efficient contribution to the preservation and increasing of the assets of the company.
•	Professional aptitude and development of the employees subject to her management.
•	Good workplace atmosphere.

She maintains work relations with:
•	the Managing Director,
•	the managers of the other organisational units of the group of companies,
•	the employees of the organisational unit headed by her,
•	the tax authority,
•	social security organs,
•	banks, financial institutions,
•	financial organisations serving the interests of owners.

Substitution:
•	In the event of her absence or incapacitation primarily the Chief Accounting Officer

•	In case of substitution further limitation of competence:
o	In development issues
o	In the exercise of employer’s rights

Legal rules and prescriptions:
•	Accounting Act and other legal rules relating to accounting.
•	Laws and legal rules relating to taxation.
•	Financial laws and other legal rules.
•	The Labour Code and other legal rules relating to HR and social security.
•	Prescriptions of the Central Office of Statistics.
•	Organisational and operational regulations.
•	Job descriptions and internal regulations relating to her work field.

Requirements related to filling the position:

•	University or college degree in economics or accountancy and finance,
•	at least 5 years of managerial experience,
•	Certificate of clean criminal record.

Date of entry into force: 24 October 2007

Budapest, 24 October 2007

Acknowledged by:	Approved by:

/s/ Ildiko Rozsa	/s/ Viktor Rozsnyay
Agent	President & CEO
Power of the Dream Ventures, Inc.